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                                                                   EXHIBIT 23(b)





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To:      FBC Holding Company, Inc.
         First Bank of Crestview


We hereby consent to use in the Form S-4 Registration Statement under the Securities Act of 1933, our audited consolidated financial statements for the years ending December 31, 1994, 1993, 1992 and 1991 and our compiled consolidated financial statements for the three month periods ending March 31, 1995 and 1994. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                    Saltmarsh, Cleaveland & Gund
                                                    Certified Public Accountants



Dated:   August 3, 1995                             By: /s/ Nathan O. Botts